Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED FUNDS AT LLOYD’S LETTER OF CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED FUNDS AT LLOYD’S LETTER OF CREDIT AGREEMENT, dated as of September 23, 2013 (this “Amendment”), amends the Amended and Restated Funds At Lloyd’s Letter of Credit Agreement, dated as of November 21, 2012 (the “Credit Agreement”), among The Navigators Group, Inc. ( the “Borrower”), the Lenders party thereto and ING Bank, N.V., London Branch, as administrative agent (the “Administrative Agent”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

WHEREAS, the parties hereto have entered into the Credit Agreement, which provides for the Lenders to extend certain credit facilities to the Company from time to time;

WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. AMENDMENTS. Upon satisfaction of the conditions set forth in Section 2, the Credit Agreement shall be amended as follows:

1.1 Amendment to Section 1.01. Section 1.01 is amended by adding the following new definition in proper alphabetical order:

“Defeased Indebtedness” means Indebtedness which has been defeased or for which an amount has been deposited in a sinking fund, a redemption fund or an escrow account for the sole purpose of repaying such Indebtedness on or before the due date thereof.

1.2 Amendment to Section 6.11. Section 6.11(b) is amended by in its entirety to read as follows:

(b) Indebtedness of the Borrower in connection with senior unsecured notes in an aggregate amount not at any time exceeding $300,000,000. For purposes of calculating Indebtedness under this clause (b), the principal amount of any such Indebtedness which constitutes Defeased Indebtedness shall not be included.

1.3 Amendment to Section 6.23. Section 6.23(c) is amended by inserting the following at the end thereof:

For purposes of calculating the Leverage Ratio, Defeased Indebtedness shall not be included.

2. CONDITIONS PRECEDENT. This Amendment shall become effective when each of the conditions precedent set forth in this Section 2 shall have been satisfied, and notice thereof shall have been given by the Administrative Agent to the Company and the Lenders.

2.1 Receipt of Documents. The Administrative Agent shall have received this Amendment duly executed by the Borrower, the Administrative Agent and the Required Lenders.

2.2 Compliance with Warranties, No Default, etc. After giving effect to this Amendment, the following statements by the Borrower shall be true and correct (and the Borrower, by its execution of this Amendment, hereby represents and warrants to the Administrative Agent and each Lender that such statements are true and correct as at such times):

(a) the representations and warranties set forth in Article V of the Credit Agreement are true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct as of such earlier date); and

(b) no Default or Event of Default has occurred and is continuing.

3. MISCELLANEOUS.

3.1 Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Facility Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby. Each other Facility Document is hereby ratified, approved and confirmed in each and every respect. This Amendment is a Facility Document.

3.2 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

3.3 Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

THE NAVIGATORS GROUP, INC.

By:	/s/ Ciro M. DeFalco
Name:	Ciro M. DeFalco
Title:	Senior Vice President and Chief Financial Officer

ING BANK N.V., LONDON BRANCH,
individually, as Administrative Agent and Letter of Credit Agent

By:	/s/ N J Marchant
Name:	N J Marchant
Title:	Director

By:	/s/ M E R Sharman
Name:	M E R Sharman
Title:	Managing Director

JPMORGAN CHASE BANK, N.A.,

By:	/s/ Hector J. Varona
Name:	Hector J. Varona
Title:	Vice President

BARCLAYS BANK PLC

By:	/s/ Dan Broome
Name:	Dan Broome
Title:	Director

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